     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 2001

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                           RFS HOTEL INVESTORS, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

           TENNESSEE                       62-1534743
 (State or other jurisdiction           (I.R.S. Employer
      of incorporation or              Identification No.)
         organization)

                      850 RIDGE LAKE BOULEVARD, SUITE 200
                            MEMPHIS, TENNESSEE 38120
                                 (901) 767-7005
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              RANDALL L. CHURCHEY
                      850 RIDGE LAKE BOULEVARD, SUITE 200
                            MEMPHIS, TENNESSEE 38120
                                 (901) 767-7005
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                 WITH A COPY TO
                                DAVID C. WRIGHT
                               HUNTON & WILLIAMS
                               951 E. BYRD STREET
                               RICHMOND, VA 23219
                                 (804) 788-8200

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box: [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                                                        PROPOSED             PROPOSED
                                     AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
     TITLE OF SECURITIES              TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
       TO BE REGISTERED           REGISTERED(1)         PER UNIT          OFFERING PRICE           FEE(2)
----------------------------------------------------------------------------------------------------------------
                                                                            $14,440,000
                                                                        aggregate offering
Common Stock $.01 par value...  1,000,000 shares    $14.44 per share           price              $3,610.00
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) PLUS SUCH ADDITIONAL NUMBERS OF SHARES AS MAY BE REQUIRED IN THE EVENT OF A SHARE DIVIDEND, REVERSE SHARE SPLIT, SPLIT-UP, RECAPITALIZATION OR OTHER SIMILAR EVENT.
(2) ESTIMATED SOLELY FOR THE PURPOSE OF COMPUTING THE REGISTRATION FEE. THIS AMOUNT WAS CALCULATED IN ACCORDANCE WITH RULE 457 AND BASED ON THE AVERAGE OF THE HIGH AND LOW SALE PRICES OF THE SHARES OF COMMON STOCK AS REPORTED ON THE NEW YORK STOCK EXCHANGE ON APRIL 2, 2001.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              RFS INVESTORS, INC.

                                     [LOGO]

                                1,000,000 SHARES

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                             ---------------------
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ---------------------

To our shareholders:

     We are pleased to send you this Prospectus describing the RFS Hotel Investors, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan") as in effect beginning April 4, 2001. The Plan provides a simple and convenient method to purchase additional shares of our Common Stock. Shares purchased directly from us pursuant to the Plan will provide us with additional capital for general corporate purposes.

     Some of the significant features of the Plan are:

     - You may purchase additional shares through the reinvestment of cash dividends on your shares of our Common Stock.

     - You may also make an initial investment in our shares or purchase additional shares through monthly optional cash investments (subject to a minimum of $100 per month, and a maximum monthly limit of $3,000). Cash investments in excess of $3,000 may be made with our permission at a purchase price which may reflect a discount of up to 5%.

     - You will not be charged brokerage commissions or service charges for purchases made under the Plan with reinvested dividends.

     - If you hold shares in broker or nominee name you may participate in the Plan.

     - Your recordkeeping will be simplified since you will receive periodic statements of your account.

     - You may deposit your shares of our Common Stock registered in your name into the Plan and thereby avoid the need for safekeeping of certificates.

     This Prospectus contains complete information in an easy-to-read, question-and-answer format, and we urge you to read it carefully.

     Your participation is entirely voluntary, and you may begin or terminate your participation at any time. If you are a registered holder and wish to join the Plan, please complete and sign the Enrollment Authorization Form (enclosed herein) and return it to SunTrust Bank, the administrator of the Plan. If you are a beneficial owner (i.e., if your shares are held by a broker, bank or other nominee), please see Questions 5 and 6 for instructions on how you may participate in the Plan. Please retain this Prospectus for future reference. Our shares of Common Stock are traded on the New York Stock Exchange under the symbol "RFS".

     Thank you for your continued interest in our company.

                                          On behalf of the Board of Directors,
                                          Robert M. Solmson
                                          Chairman and Chief Executive Officer

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION. NONE OF THESE ORGANIZATIONS HAS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
                The date of this Prospectus is           , 2001

                                SUMMARY OF PLAN

     The following summary description of our Dividend Reinvestment and Stock Purchase Plan is qualified by reference to the description of the Plan herein. Capitalized terms used in the summary have the meanings attributed to them in the Description of the Plan.

The Company...................   We are a self-administered equity real estate
                                 investment trust ("REIT") which owns interests in hotel properties. We currently own an approximate 90.6% partnership interest in our operating partnership, RFS Partnership, L.P., a Tennessee limited partnership. Through the
                                 Partnership and its subsidiary partnerships, we currently own 59 hotels with an aggregate of approximately 8,600 rooms in 24 states. Our principal executive office is located at 850
                                 Ridge Lake Boulevard, Suite 220, Memphis,
                                 Tennessee 38120; telephone number (901)
                                 767-7005.

                                 We maintain a website at www.rfshotel.com.

Purpose of Plan...............   The primary purpose of the Plan is to provide
                                 our shareholders and other interested investors a convenient and efficient method of investing cash dividends, making an initial investment in our Common Stock and making additional investments in our Common Stock.

Purchase Price................   The Plan may purchase newly issued shares
                                 directly from our company, purchase shares on the open market, or purchase shares in privately negotiated transactions based on market prices at the time of purchase. (See
                                 Question 11.)

Dividend Reinvestment.........   The purchase price of shares purchased with
                                 reinvested cash dividends will be (i) the average of the daily high and low sales prices of our Common Stock on the NYSE on the Investment Date (as defined in Question 9) if purchased directly from our company or (ii) the weighted average price paid for such shares if purchased on the open market.

Optional Cash Investment and
  Initial Cash Investment.....   Shares purchased under the Plan with optional
                                 cash investments or an initial cash investment of $3,000 or less will be the average of the daily high and low sales prices of our Common
                                 Stock on the NYSE on the Investment Date, if the shares are purchased directly from our company. If the shares purchased with optional or initial investments are purchased in the open market or in privately negotiated transactions, the purchase price will be the greater of (i) the weighted average price paid for such shares or (ii) the average of the daily high and low sales prices of our shares on the NYSE on the Investment Date.

                                 The purchase price for shares purchased with optional cash investments or an initial cash investment in excess of $3,000 pursuant to a Request for Waiver (as described herein) will be the average of the high and low sales prices of our shares on the NYSE during a Pricing Period composed of the ten (10) Trading Days preceding the Investment Date. At our discretion, we may also offer a discount from that price of up to 5%. The purchase price for each purchase of shares will be set forth in periodic statements provided to you by the Administrator.

Brokerage Costs and
  Commissions; Administrative
  Fees and Costs..............   You will pay no commissions or brokerage fees
                                 on purchases made with reinvested dividends.
                                 You will pay a pro rata portion of commissions and brokerage fees on open market or privately negotiated purchases of shares with optional cash investments or initial cash investments.
                                 If you sell shares under the Plan, you will be subject to brokerage fees and commissions, taxes (if applicable) and certain administrative charges.

Plan Limitations..............   If you aren't presently a shareholder of our
                                 company, you may participate in the Plan by making an initial cash investment of not less than $100 and not more than $3,000 (except in cases where a Request for Waiver is made and granted). If you are presently a shareholder of our company, other optional cash investments are also subject to a minimum investment of $100 per month and a maximum investment of $3,000 per month (except when a Request for Waiver is made and granted). There is no minimum or maximum limitation on the amount of dividends you may reinvest under the Plan.

Initial and Optional Cash
  Investments.................   With respect to initial cash investments in
                                 excess of $3,000 per month, in our discretion we may establish a Waiver Discount and a threshold price each month if you are not a participant in the dividend reinvestment component of the Plan. We may vary the Waiver
                                 Discount each month between 0% and 5%, after a review of current market conditions, the level of participation in the Plan and our current and projected capital needs. We will establish the threshold price as a minimum price applicable to a purchase of shares in a given month. For each trading day during the Pricing
                                 Period on which the threshold price is not satisfied, one-twelfth of your optional cash investment in excess of $3,000 will be returned without interest. (See Questions 9 and 13.)

                                 Initial and optional cash investments that do not exceed $3,000 and the reinvestment of cash dividends in additional shares will not be subject to the Waiver Discount or to the threshold price. However, we reserve the right to grant a discount and set a minimum price in the future for such investments.

                                 Initial and optional cash investments of less than $100 (except when we have established a lower initial cash investment minimum), and that portion of any initial or optional cash investment which exceeds the maximum $3,000 monthly purchase limit, unless such limit has been waived, will be returned without interest.

Requests for Waiver...........   In addition, in deciding whether to approve a
                                 Request for Waiver, we will consider relevant factors including, but not limited to: whether we are then selling newly issued shares of Common Stock under the Plan or the Administrator is acquiring shares through open market purchases or privately negotiated transactions; our need for additional funds;
                                 the attractiveness of obtaining such funds by the sale of shares of Common Stock in comparison to other sources of funds; the purchase price likely to apply to any sale by us of shares of our Common Stock; the participant submitting the request, including the extent and nature of such participant's prior participation in the Plan and the number of shares held of record by such participant; and the aggregate amount, if any, of initial and optional cash investments in excess of the allowable maximum amount for which Requests for Waiver have been submitted by all participants. (See Question 13.)

                                 We have no arrangements or understandings, formal or informal, with any person relating to the distribution of shares to be received pursuant to the Plan. Broker-dealers, financial intermediaries and other persons who acquire shares through the Plan and resell them shortly after acquiring them may be considered to be underwriters within the meaning of the Securities Act.

Number of Shares Offered......   We have 1,000,000 shares of our Common Stock
                                 authorized to be issued and registered for sale under the Securities Act pursuant to the Plan.
                                 Because we currently expect to continue the Plan indefinitely, we may authorize for issuance and register under the Securities Act additional shares from time to time as necessary for purposes of the Plan. See "Plan of Distribution".

                            DESCRIPTION OF THE PLAN

PURPOSE

     1. WHAT IS THE PURPOSE OF THE PLAN?

     The primary purpose of the Plan is to provide our shareholders and others seeking to invest in our company a convenient and efficient method of making an initial investment in our company, investing cash dividends or making optional cash investments in additional shares of our common stock. In addition, the Plan's purchases of shares directly from us will provide us with additional capital for general corporate purposes.

PARTICIPATION OPTIONS

     2. WHAT OPTIONS ARE AVAILABLE UNDER THE PLAN?

     The Plan offers you several ways to invest in our company:

          1) If you aren't currently a shareholder of our company, you can make an initial investment of $100 or more, up to a maximum of $3,000;

          2) If you are already a shareholder of our company, you can elect to:

             a) have all or a portion of your cash dividends from our Common Stock automatically reinvested in additional shares of our Common Stock; and

             b) make optional cash purchases of our Common Stock subject to a $100 per month minimum and a $3,000 per month maximum.

     In our discretion, we can waive the minimum and maximum amounts. See Question 7 for more detail on these options.

ADVANTAGES AND DISADVANTAGES

     3. WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE PLAN?

     The primary advantages of the Plan are:

     - You may have the cash dividends on all or a portion of your shares of our Common Stock automatically reinvested in additional shares of our Common Stock.

     - If you are not a shareholder, you may make an initial investment in our Common Stock, subject to a minimum investment of $100 (unless we approve a lower minimum amount in our sole discretion) and a maximum limit of $3,000 per month (unless we approve a Request for Waiver).

     - You may invest in additional shares by making optional cash investments, subject to an individual minimum limit of $100 per month and an individual maximum limit of $3,000 per month (unless we approve a Request for Waiver). You may make optional cash investments occasionally or at regular intervals, at your discretion, even if your dividends are not being reinvested.

     - When shares are purchased directly from our company, you pay no brokerage commissions or service charges in connection with these purchases under the Plan. In addition, with respect to reinvested dividends, you pay no brokerage commissions or service charges even if the shares purchased with such dividends are purchased in the open market or in privately negotiated transactions. However, you will pay a pro rata portion of brokerage fees and commissions on open market purchases or privately negotiated purchases in connection with initial or optional cash investments. See Question 24.

     - Initial investments and optional cash investments in excess of $3,000 per month may be made with our permission at a discount which will be from 0% to 5%.

     - Your reinvested cash dividends and optional cash investments will be fully invested because fractional shares will be credited to your account. Additionally, dividends on such fractional shares, as well as whole shares held under the Plan, will be automatically reinvested in additional shares and credited to your Plan account.

     - You will avoid cumbersome safekeeping of share certificates for Plan shares credited to your account and you may also deposit shares held by you and registered in your name, thereby avoiding the need for safekeeping of certificates.

     - Periodic statements reflecting all current activity, including shares purchased and latest Plan account balance, will simplify your recordkeeping.

     The primary disadvantages of the Plan are:

     - You cannot depend on the availability of a market discount regarding shares acquired under the Plan. Initially, for shares purchased with reinvested dividends on the open market, and for all initial and optional cash investments, no discount will be applicable. The granting of a discount for one month will not insure the availability of a discount or the same discount in future months. Each month, we may lower or eliminate discounts without prior notice to you. We may also, without prior notice to you, change our determination as to whether shares will be purchased directly from us or in the open market or in privately negotiated transactions from third parties. See Question 11.

     - If you reinvest cash dividends, you will be treated for federal income tax purposes as having received a distribution on the dividend payment date; such dividend generally will give rise to income tax liability without providing you with immediate cash to pay such tax when it becomes due. See Question 21.

     - Because you must decide to make an initial cash investment or optional cash investments prior to the Investment Date for such investments, your investments may be exposed to changes in market conditions. See Questions 9 and 12.

     - The purchase price for shares under the Plan may exceed the price of acquiring shares (including transaction costs) on the open market on the related Investment Date. See Questions 9 and 11.

     - No interest will be paid to you on funds held by the administrator of the Plan pending investment. See Question 12.

     - Execution of sales of shares held in the Plan may be subject to delay. See Question 18.

ADMINISTRATION

     4. WHO WILL ADMINISTER THE PLAN?

     The Board of Directors of the Company has appointed SunTrust Bank (the "Administrator") to administer the Plan, keep records, send statements of account to Participants, and perform such other duties relating to the administration of the Plan as may be appropriate. The Agent will purchase any shares purchased in the open market. Shares purchased under the Plan will be held by the Agent for the benefit of participants in the Plan. Correspondence concerning the Plan in general should be sent to:

        SUNTRUST BANK
        Attn: ADR
        P.O. Box 4625
        Atlanta, GA 30302

     Optional cash investments of checks or money orders, and sale requests, should be sent to:

        SUNTRUST BANK
        Attn: ADR
        P.O. Box 4625
        Atlanta, GA 30302

     Initial cash investments of checks or money orders should be mailed to:

        SUNTRUST BANK
        Attn: ADR
        P.O. Box 4625
        Atlanta, GA 30302

     Please reference RFS Hotel Investors, Inc. and your account number in all correspondence. When corresponding with the Administrator, we suggest that you give your daytime telephone number and area code.

     For general questions about the Plan, you may contact the Administrator at 1-800-568-3476.

     Customer service representatives are available from 8:30 a.m. to 5:00 p.m. EST

     If you wish to contact us directly, you may write or call:

        RFS Hotel Investors, Inc.
        Attention: Investor Relations
        850 Ridge Lake Boulevard, Suite 220
        Memphis, Tennessee 38120
        (901) 767-7005

     Our Director of Investor Relations may also be reached by e-mail through our website at www.rfshotel.com.

PARTICIPATION

     5. WHO IS ELIGIBLE TO PARTICIPATE?

     You may participate in the Plan if: (a) you are a "registered holder;" that is, your shares are registered in your name on our stock transfer books, or (b) you are a "beneficial owner;" that is, your shares are registered in a name other than your name (for example, in the name of a broker, bank or other nominee) or (c) you are not presently a shareholder but wish to invest in our Common Stock. Registered holders may participate in the Plan directly. If you are a beneficial owner, you must either become a registered holder by having shares transferred into your own name or make arrangements with your broker, bank or other nominee to participate on your behalf. See Question 6.

     Your right to participate in the Plan is not transferable to another person apart from a transfer of your underlying shares. We reserve the right, in our sole discretion, to exclude from participation in the Plan anyone who utilizes the Plan to engage in short-term trading activities which cause aberrations in the trading volume of our shares.

     Persons who reside in jurisdictions in which it is unlawful for us to permit their participation are not eligible to participate in the Plan.

ENROLLMENT

     6. HOW DO I BECOME A PARTICIPANT?

     (a) Beneficial Owners. If you are a beneficial owner of shares of our Common Stock, you must instruct your broker, bank or other nominee in whose name your shares are held to participate in the Plan on your behalf. If a broker, bank or other nominee holds shares of a beneficial owner through a securities depository, such broker, bank or other nominee may also be required to provide a Broker and Nominee Form to the Administrator in order to participate in the initial or optional cash investment portion of the Plan. See Question 12.

     (b) Interested investors not presently shareholders. If you are not a shareholder you may participate in the Plan by delivering a completed Enrollment Authorization Form to the Administrator directly, or through coordination with your broker, bank or other nominee as described in (a) above if you wish to become a beneficial owner (as opposed to a registered holder), along with an initial cash investment of not less than $100 and not more than $3,000; provided, that initial cash investments of more than $3,000 may be made if we approve a Request for Waiver. In our sole discretion, we may also establish an initial cash investment minimum of less than $100 for an investor.

     Enrollment Authorization Forms and, if applicable, Broker and Nominee Forms, will be processed as promptly as practicable. Participation in the Plan will begin after the properly completed Enrollment Authorization Form and/or Broker and Nominee Form has been reviewed and accepted by the Administrator.

     You may enroll in the Plan at any time. Once enrolled, you will remain enrolled without further action on your part until you discontinue your participation or until the Plan is terminated. See Question 20 regarding withdrawal from the Plan and Question 29 regarding termination of the Plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another Enrollment Authorization Form to continue participation in the Plan and execute a stock power form to change the registration of your Plan account.

     7. WHAT DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

     The Enrollment Authorization Form appoints the Administrator as your agent for purposes of the Plan. It also permits you to direct us to pay to the Administrator for purchase of additional shares all of the cash dividends on (a) the specified number of shares owned by you on the applicable Record Date and designated by you to be included in the Plan and (b) all whole and fractional shares of Common Stock which have been credited to your Plan account. The Enrollment Authorization Form also permits you to direct the Administrator to purchase additional shares with any initial or optional cash investments that you make. The options offered on Enrollment Authorization Form are described more fully below:

          (1) "Full Dividend Reinvestment'

          This option directs the Administrator to invest, in accordance with the Plan, all cash dividends on all shares then or subsequently registered in your name under the Plan, including all whole and fractional shares. This option also permits you to make optional cash investments and directs the Administrator to apply such investments toward the purchase of additional shares in accordance with the Plan.

          (2) "Partial Dividend Reinvestment'

          This option directs the Administrator to send you, in accordance with the Plan, cash dividends in the usual manner on the number of whole shares held by you which you designate in the appropriate space on the Enrollment Authorization Form. Dividends paid on all of your other shares will be reinvested in additional shares in accordance with the Plan. This option also permits you to make optional cash investments and directs the Administrator to apply such investments toward the purchase of additional shares in accordance with the Plan.

          (3) "Optional Cash Investments Only'

          This option permits you to make an initial cash investment and optional cash investments and directs the Administrator to apply such investments toward the purchase of shares in accordance with the Plan. If this option is selected, you will continue to receive cash dividends on all shares registered in your name in the usual manner, and the Administrator will apply only an initial cash investment or optional cash investments received from you toward the purchase of shares.

     You may select any one of the above options. THE ADMINISTRATOR WILL FOLLOW YOUR ENROLLMENT ELECTION UNTIL YOU SPECIFY OTHERWISE OR WITHDRAW FROM THE PLAN ALTOGETHER, OR UNTIL THE PLAN IS TERMINATED. See Question 20 regarding notification of withdrawal to the Administrator. IF YOU RETURN A PROPERLY EXECUTED ENROLLMENT AUTHORIZATION FORM TO THE ADMINISTRATOR WITHOUT ELECTING AN INVESTMENT OPTION, YOU WILL BE ENROLLED AS HAVING SELECTED FULL DIVIDEND REINVESTMENT.

     8. WHEN WILL PARTICIPATION IN THE PLAN BEGIN?

     Your participation as to dividend reinvestment will commence with the next Investment Date (as defined in Question 9 below) after receipt of the Enrollment Authorization Form, provided it is received by the Administrator by the Record Date (see Appendix I) for such investment. You may change reinvestment levels from time to time by submitting a new election to the Administrator. Should the Enrollment Authorization Form be received after the Record Date, participation will be delayed until the following Investment Date. Participation as to optional cash investments or an initial cash investment will commence with the next Investment Date after receipt of the authorization therefor and the funds to be invested, provided such authorization and funds are received by the date specified in Question 12 for such investment. Receipt of funds paid by check, wire transfer or money order (see Question 12) means clearance and confirmation of receipt of good funds therefor by the Administrator. All initial and optional cash investments are subject to collection by the Administrator for full face value in U.S. funds. If the funds to be invested are received by the Administrator after the date specified in Question 12, but before the Investment Date for the related month, such funds will be held until they can be invested on the next Investment Date, and no interest on such funds shall be payable to you. See Question 14. Finally, please see Question 12 with respect to the requirement for banks, brokers or other nominees holding shares for beneficial owners (or that will hold shares for prospective beneficial owners) in the name of a securities depository to deliver broker or nominee forms in connection with initial or optional cash investments.

PURCHASES

     9. WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

     Purchases under the Plan with reinvested dividends will be made once each quarter. Purchases under the Plan with initial or optional cash investments will be made once each month.

     In a month when we pay a cash dividend, reinvested dividends and any optional cash investments or initial cash investments under the Plan will be used to purchase shares on the dividend payment date declared by the Board of Directors (in such case, the "Investment Date"). Our dividend payment dates historically have occurred on or about the 15th day of each February, May, August and November. We expect that the past pattern with respect to timing of dividend payment dates generally will be followed in the future. The expected "Record Date" for such dividends is set forth on Appendix I, although the actual record dates will be determined by our Board of Directors. The Administrator may, in its discretion, initiate purchase transactions for the reinvestment of dividends prior to the actual payment of dividends in order to minimize the delay between the payment of dividends and the settlement of purchase transactions. In months when we don't pay a cash dividend, optional cash investments and initial cash investments will be invested on the last Tuesday of the month, or if such day is not a business day, the first business day following the last Tuesday, or, in the case of shares purchased on the open market or in privately negotiated transactions, as soon thereafter as determined by the Administrator (in each such case, the "Investment Date").

     Please see Appendix I for information with respect to expected Investment Dates and other relevant dates.

     THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF DIVIDENDS, AND NOTHING CONTAINED IN THE PLAN OBLIGATES US TO DECLARE OR PAY ANY DIVIDENDS. THE PLAN DOES NOT REPRESENT A CHANGE IN OUR DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO BE DETERMINED BY OUR BOARD OF DIRECTORS BASED UPON OUR EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

     10. WHAT IS THE SOURCE OF SHARES TO BE PURCHASED UNDER THE PLAN?

     All dividends reinvested through the Plan and all initial and optional cash investments through the Plan will be used by the Administrator to purchase (i) newly issued shares directly from us, (ii) shares through open market purchases,
(iii) shares through privately negotiated transactions, or (iv) shares through a

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

combination of such transactions. We will instruct the Administrator as to whether we want to issue newly issued shares on any Investment Date.

     11. AT WHAT PRICE WILL SHARES BE PURCHASED?

     (a) When shares are acquired directly from us. All shares acquired directly from us with reinvested dividends will be acquired at a purchase price equal to the average of the daily high and low sales prices, computed up to four decimal places, if necessary, of our shares as reported on the NYSE on the applicable Investment Date. All shares acquired directly from us with optional cash investments or an initial cash investment of $3,000 or less will be acquired at a price equal to the average of the daily high and low sales prices of our Common Stock as reported on the NYSE on the Investment Date (but see
"-- Exception" in (c) below).

     (b) When shares are acquired in the market. All shares acquired through open market purchases or in privately negotiated purchases with reinvested dividends will be acquired as soon as practicable on or near the applicable Investment Date at a purchase price equal to the actual weighted average price per share of all shares purchased in the open market or in privately negotiated purchases with respect to the relevant Investment Date; provided, that in no event will the purchase price per share be less than the average of the daily high and low sales prices of our Common Stock on the NYSE on the Investment Date. All shares acquired through open market purchases or in privately negotiated purchases with an initial cash investment or optional cash investments of $3,000 or less will be acquired as soon as practicable on or near the Investment Date at a purchase price equal to the actual weighted average price per share of all shares purchased in the open market or in privately negotiated purchases with respect to the relevant Investment Date; provided, that in no event will the purchase price per share be less than the average of the daily high and low sales prices of our Common Stock on the NYSE on the Investment Date (but see "-- Exception" in (c) below).

     (c) Exception. Shares purchased with an initial cash investment or optional cash investments pursuant to a Request for Waiver will be purchased at a price equal to the average of the high and low sales prices of our Common Stock on the NYSE during a Pricing Period consisting of the twelve (12) Trading Days preceding the Investment Date. A "trading day" means a day on which trades in shares of our Common Stock are reported on the NYSE. The period encompassing the first twelve Trading Days immediately preceding the applicable Investment Date constitutes the relevant "Pricing Period." In our discretion, shares purchased pursuant to a Request for Waiver may be purchased at a discount from the purchase price ranging from 0% to 5%, as more fully described in Question 13 if you certify that you are not participating in the dividend reinvestment component of the Program. Purchases made with optional cash investments or initial cash investments pursuant to a Request for Waiver may also be subject to a threshold price, as more fully described in Question 13.

     The Administrator may, in its discretion, make open market purchases over two or more days.

     Please remember that we may establish, change or eliminate discounts without prior notice to you at any time.

     12. HOW ARE OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS MADE?

     You are eligible to make optional cash investments at any time. If you are not presently a shareholder of our company, you may participate by directly enrolling in the Plan by delivering a completed Enrollment Authorization Form to the Administrator and making an initial cash investment. If you are not presently a shareholder and don't want to directly enroll in the Plan you must instruct your broker, bank or other nominee to utilize an Enrollment Authorization Form. A broker, bank or nominee, as holder on behalf of a beneficial owner, may utilize an Enrollment Authorization Form unless it holds the shares in the name of a securities depository. If a broker, bank or nominee holds shares of a beneficial owner in the name of a securities depository, optional cash investments or initial cash investments must be accompanied by a Broker and Nominee Form ("B/N Form").

     The B/N Form provides the sole means whereby a broker, bank or other nominee holding shares on behalf of a beneficial owner in the name of a securities depository may make an initial cash investment or invest optional cash investments under the Plan on behalf of such beneficial owner. In such case, the broker, bank or other nominee must use a B/N Form for transmitting initial or optional cash investments on behalf of the beneficial owner. A B/N Form must be delivered to the Administrator at the address specified in Question 4 each time that such broker, bank or other nominee transmits initial or optional cash investments on behalf of a beneficial owner. B/N Forms will be furnished by the Administrator upon request.

     Initial and optional cash investments of $3,000 or less should be received by the Administrator at least two Trading Days before the Investment Date. Initial and optional cash investments greater than $3,000 per month and made pursuant to a Request for Waiver should be received by the Administrator at least one Trading Day before the commencement of the relevant Pricing Period in order to purchase shares on the next following Investment Date (see Appendix I). Initial cash investments are subject to a minimum of $100 (except when we accept a lower minimum initial cash investment, in our sole discretion) and optional cash investments are also subject to a minimum of $100 per month. There is no obligation to make an optional cash investment, and the amount of such investment may vary from time to time. Optional cash investments and initial cash investments received after the dates stated above and before the related Investment Date will be held without interest until they can be invested on the next Investment Date. See Questions 9 and 14. NO INTEREST WILL BE PAID TO YOU ON OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS HELD PENDING INVESTMENT. WE WILL RETAIN ANY INTEREST EARNED ON SUCH FUNDS FOR OUR OWN ACCOUNT. IF YOU HAVE ANY QUESTIONS REGARDING THE DATES ON WHICH THE ADMINISTRATOR MUST RECEIVE FUNDS FOR YOUR INITIAL OR OPTIONAL CASH INVESTMENT YOU SHOULD CONTACT THE ADMINISTRATOR AT THE ADDRESS OR NUMBER SET FORTH IN QUESTION 4.

     You should be aware that since investments under the Plan are made as of specified dates, you lose any advantage that otherwise might be available from being able to select the timing of your investment. NEITHER WE NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN.

     In the event that any check is returned unpaid for any reason, the Administrator will consider the request for an initial or optional cash investment null and void and shall immediately remove from your account shares, if any, purchased upon credit of such money. The Administrator shall also be entitled to sell these shares to satisfy uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy such uncollected amounts, the Administrator shall be entitled to sell additional shares from your account to satisfy the uncollected balance.

     ALL OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS MADE BY CHECK SHOULD BE MADE PAYABLE TO "SUNTRUST BANK" AND MAILED TO THE ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4. OTHER FORMS OF PAYMENT, SUCH AS WIRE TRANSFERS, MUST BE APPROVED IN ADVANCE BY THE ADMINISTRATOR. INQUIRIES REGARDING OTHER FORMS OF PAYMENTS AND ALL OTHER WRITTEN INQUIRIES SHOULD BE ADDRESSED TO THE ADMINISTRATOR AT THE ADDRESS LISTED IN QUESTION 4.

     Investments may be made in the following ways:

          Check Investment. Optional cash investments and initial cash investments may be made by personal check or money order payable in U.S. dollars to "SunTrust Bank."

          Wire Investment. The Administrator may, but is not obligated to, permit optional cash investments or initial cash investments to be made by wire transfer to the Administrator. If you wish to make a wire transfer you should contact the Administrator for instructions. You may be charged fees by the commercial bank initiating the wire transfer.

          Automatic Investment from a Bank Account. You may make automatic monthly cash investments of a specified amount (not less than $100 per month and, unless a Request for Waiver is approved by us, not more than $3,000 per month) by electronic funds transfer from a pre-designated U.S. bank account. To initiate automatic monthly deductions, you must provide written authorization to the Administrator together with a voided blank check for the account from which funds are to be drawn. The written request for automatic monthly deduction will be processed and will become effective as promptly as practicable. Once automatic monthly deduction is initiated, funds will be drawn from your designated bank account on the trading day immediately preceding the relevant Pricing Period, and will be invested in shares beginning on the Investment Date. You may change or terminate automatic monthly deduction by providing new written instructions to the Administrator. To be effective with respect to a particular month, however, the new instructions must be received by the Administrator prior to the last business day of the preceding calendar month.

     13. WHAT LIMITATIONS APPLY TO OPTIONAL CASH INVESTMENTS AND INITIAL CASH INVESTMENTS?

     Minimum/Maximum Limits. Optional cash investments are subject to a $100 minimum per month, initial cash investments are subject to a $100 minimum (except when we establish a lower minimum initial cash investment in our sole discretion), and we reserve the right to refuse to accept any initial cash investment of more than $3,000, or any optional cash investment in excess of $3,000 per month, from any person or related or associated group of persons. Optional cash investments or initial cash investments of less than $100 per month, (or any lower minimum amount determined by us, in our sole discretion) and that portion of any initial or optional cash investment which exceeds the $3,000 purchase limit, unless such limit has been waived, are subject to return to you without interest. We reserve the right to waive such limits on initial or optional cash investments in our sole discretion.

     Request for Waiver. Initial cash investments in excess of $3,000 and optional cash investments in excess of $3,000 per month may only be made pursuant to a written Request for Waiver accepted by us. To submit an initial cash investment in excess of $3,000 or optional cash payment in excess of $3,000 for any monthly period, you must submit a written Request for Waiver no later than 10:00 a.m. Central Time on the date that is three (3) Trading Days prior to the commencement of the relevant Pricing Period for such initial or optional cash investment. You must certify in the Request for Waiver that you are not participating in the dividend reinvestment component of the Plan. It is solely within our discretion as to whether any such approval in excess of the allowable maximum amount will be granted. In deciding whether to approve a Request for Waiver, we will consider relevant factors including, but not limited to (a) whether we are then selling newly issued shares of Common Stock under the Plan or acquiring shares for the Plan through open market purchases or privately negotiated transactions, (b) our need for additional funds, (c) the attractiveness to us of obtaining such funds by the sale of shares of Common Stock by comparison to other sources of funds, (d) the purchase price likely to apply to any sale by us of shares of Common Stock, (e) the person submitting the request, including the extent and nature of such person's prior participation in the Plan, and the number of shares of Common Stock held of record by such person, and (f) the aggregate amount, if any, of initial and optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all persons. If such requests are submitted for any monthly period for an aggregate amount in excess of the amount we are willing to accept, we may honor requests in order of receipt, pro rata or by any other method which we determine to be appropriate. To obtain a Request for Waiver Form, please contact our Director of Investor Relations at (901) 767-7005. Completed Requests for Waiver should be sent to RFS Hotel Investors, Inc. at 850 Ridge Lake Boulevard, Suite 220, Memphis, Tennessee 38120, Attention: Investor Relations, or by facsimile to (901) 818-5260. GOOD FUNDS ON ALL APPROVED REQUESTS FOR WAIVER MUST BE RECEIVED BY THE ADMINISTRATOR NOT LATER THAN 10:00 A.M. CENTRAL TIME ON THE TRADING DAY IMMEDIATELY PRECEDING THE RELEVANT PRICING PERIOD IN ORDER FOR SUCH FUNDS TO BE INVESTED ON THE RELEVANT INVESTMENT DATE.

     WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE PARTICIPATION IN THE PLAN BY OTHERWISE ELIGIBLE HOLDERS OR BENEFICIAL OWNERS OF SHARES OF COMMON STOCK IN ORDER TO DETER OR ELIMINATE PRACTICES WHICH ARE NOT CONSISTENT WITH THE PURPOSES OF THE PLAN. SEE "PLAN OF DISTRIBUTION."

     Threshold Price. Unless we waive our right to do so, we may establish for any Pricing Period a minimum threshold price for purchasing shares with optional cash investments (or an initial investment) made pursuant to Requests for Waiver. At least three (3) Trading Days prior to the commencement of the relevant Pricing Period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and so notify the Administrator. The determination whether to establish a threshold price and, if a threshold price is established, its amount, will be made by us in our sole discretion after a review of current market conditions, the level of participation in the Plan, and current and projected capital needs.

     The threshold price for optional cash investments (or an initial cash investment) made pursuant to Requests for Waiver, if established for any Pricing Period, will be a stated dollar amount that the average of the high and low sale prices of our shares on the NYSE for each trading day of the relevant Pricing Period must equal or exceed. In the event that the threshold price is not satisfied for a trading day in the Pricing Period, then that trading day and all trading prices for that day will be excluded from the Pricing Period and the determination of the purchase price. A day will also be excluded if there are not trades of shares of our Common Stock on the NYSE for such day. Thus, for example, if the threshold price is not satisfied for three of the twelve Trading Days, then the purchase price will be based upon the remaining nine Trading Days for which the threshold price was satisfied.

     Each trading day of a Pricing Period for which the threshold price is not satisfied or each day for which there are no trades of shares reported on the NYSE will cause the return of a portion of your optional cash investment (or initial cash investment) in excess of $3,000. The returned amount will equal one-twelfth of the total amount of the optional cash investment (or initial cash investment) in excess of $3,000 for each trading day that the threshold price is not satisfied or for each day no such sale is reported. Thus, for example, if the threshold price is not satisfied or no such sales are reported for three Trading Days, 3/12 (i.e., 25%) of your optional cash investment (or initial cash investment) in excess of $3,000 will be returned to you without interest.

     The threshold price and return procedure discussed above apply only to optional cash investments (or an initial cash investment) made pursuant to written Requests for Waiver, and not to the reinvestment of dividends or investments that do not exceed $3,000. Setting a threshold price for a Pricing Period shall not affect the setting of a threshold price for any subsequent Pricing Period.

     For any particular month, we may waive our right to set a threshold price for optional cash investments (or initial cash investments) that exceed $3,000. Neither we nor the Administrator shall be required to provide any written notice to you as to the threshold price for any Pricing Period. However, you may find out whether the threshold price applicable to a given Pricing Period has been set or waived, as applicable, by telephoning our Director of Investor Relations at (901) 767-7005.

     Waiver Discount. Each month, at least three (3) Trading Days prior to the commencement of the relevant Pricing Period, we may establish a discount from the purchase price applicable to optional cash investments (or initial cash investments) made pursuant to Requests for Waiver. Such discount (the "Waiver Discount") will be between 0% and 5% of the purchase price and may vary each month, but once established will apply uniformly to all optional cash investments (or initial cash investments) made pursuant to Requests for Waiver during that month. The Waiver Discount will be established in our sole discretion after a review of relevant factors including, but not limited to, current market conditions, the level of participation in the Plan, and current and projected capital needs. You may obtain the Waiver Discount applicable to the next Pricing Period by telephoning us at (901) 767-7005. Setting a Waiver Discount for a particular month shall not affect the setting of a Waiver Discount for any subsequent monthly purchase. The Waiver Discount feature discussed above applies only to optional cash investments and initial cash investments made pursuant to written Requests for Waiver and does not apply to the reinvestment of cash dividends or optional cash investments and initial investments of $3,000 or less.

     14. UNDER WHAT CIRCUMSTANCES WILL OPTIONAL CASH INVESTMENTS AND INITIAL INVESTMENTS BE RETURNED?

     Optional cash investments and initial investments must be received by the Administrator by the dates described in the third paragraph of Question 12. Any optional cash investments and initial investments received after such dates and before the related Investment Date will be promptly returned to you, and no interest on such returned amounts will be paid to you. Optional and initial cash investments of less than $100

(or such lower initial cash investment minimum as we may have established and that portion of any optional cash investment or initial investment which exceeds the allowable maximum amount will also be returned promptly to you, without interest. In addition, a portion of each optional cash investment or initial cash investment in excess of $3,000 will be returned to you for each trading day that the threshold price is not satisfied or for which there are no trades in shares of our Common Stock on the NYSE, without interest. See Question 13 regarding the minimum/maximum monthly purchase limits and the threshold price.

     15. WHAT IF I HAVE MORE THAN ONE ACCOUNT?

     For the purpose of the limitations discussed in Question 13, we may aggregate all reinvestment dividends, initial cash investments and optional cash investments for participants with more than one account using the same Social Security Number or Taxpayer Identification Number. Participants unable to supply a Social Security Number or Taxpayer Identification Number may be limited by us to only one Plan account. Also, for the purpose of such limitations, all Plan accounts which we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends and optional cash investments for each such account would be consistent with the purposes of the Plan, we will have the right to aggregate all such accounts and to return, without interest, any amounts in excess of the investment limitations applicable to a single account received in respect of all such accounts. See Question 13.

CERTIFICATES

     16. WILL CERTIFICATES BE ISSUED FOR SHARE PURCHASES?

     All shares deposited for safekeeping with the Administrator as described in Question 17 below will be held together in the name of the Administrator or its nominee. This service protects against the loss, theft, and destruction of certificates evidencing shares. Upon your written request or upon withdrawal from the Plan or upon termination of the Plan, the Administrator will have certificates issued and delivered to you for any full shares of Common Stock credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional shares be issued.

     17. MAY I ADD SHARES OF COMMON STOCK TO MY ACCOUNT BY TRANSFERRING SHARE CERTIFICATES?

     You may send to the Plan for safekeeping all certificates for our Common Stock which you hold and designate for participation in the Plan. The Plan will hold the shares purchased for you, and any shares deposited by you with the Plan for safekeeping, until you terminate participation in the Plan. The safekeeping of shares offers the advantage of protection against loss, theft or inadvertent destruction of certificates as well as convenience if and when shares are sold through the Plan. All shares represented by such certificates will be kept in safekeeping in "book entry" form and will be combined with any full and fractional shares then held by the Plan for you. ALL SUCH SHARES TRANSFERRED TO THE PLAN UNDER THE SAFEKEEPING SERVICE WILL BE DEEMED SHARES PARTICIPATING IN THE PLAN, AND ALL DIVIDENDS ON SUCH SHARES WILL BE REINVESTED FOR THE PARTICIPANT.

     To deposit your certificates for safekeeping under the Plan, you must submit a letter of transmittal, which will be provided by the Administrator upon request. Share certificates and the letter of transmittal, as well as all written inquiries about the safekeeping service, should be directed to the Administrator at the address listed in Question 4. It is recommended that certificates be sent by registered mail. You may withdraw shares deposited for safekeeping by submitting a written request to the Administrator. Dividends on shares acquired by the reinvestment of dividends on any such withdrawn shares (and on any other shares you subsequently acquire under the Plan) will continue to be reinvested unless you provide contrary written instructions or a new Enrollment Authorization Form.

SALE OF SHARES

     18. CAN I SELL SHARES HELD UNDER THE PLAN?

     Following receipt of your written instructions, the Plan will sell some or all of your shares held under the Plan (including shares deposited with the Plan for safekeeping) and will remit to you a check for the proceeds of such sale, less your share of brokerage commissions, service/administrative charges and any applicable taxes. Your written instructions must be received at least 48 hours preceding the sale. Shares will be sold at least once per week by the Plan at then current market prices in transactions carried out through one or more brokerage firms. If your request to sell shares is received on or after the ex-dividend date but before the related dividend payment date, any cash dividend paid on such shares will be reinvested. Your request to sell shares will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to your account. Your shares to be sold may be commingled with those of other participants requesting sale of their shares, and the proceeds to each participant will be based on the average price for all shares sold during the day of sale. This procedure for selling shares may be particularly attractive to holders of small numbers of shares, because the Plan can combine odd lots and small numbers of shares into larger blocks to be sold, and thereby take advantage of lower brokerage costs than might otherwise be available to individual participants in the sale of their shares. You should understand that the price of the shares may go down between the date a request to sell is received and the date the sale is executed. A request to sell all shares held in your account will be treated as a withdrawal from the Plan. See Question 20 below.

REPORTS

     19. WHAT REPORTS WILL BE SENT TO ME?

     Unless you are participating in the Plan through your broker, bank or nominee, you will receive from the Administrator a detailed statement of your Plan account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total optional cash investments, total shares purchased (including fractional shares), price paid per share, total shares held in the Plan and other information. YOU SHOULD RETAIN THESE STATEMENTS TO DETERMINE YOUR TAX COST BASIS FOR SHARES PURCHASED. See Question 21. If you are participating in the Plan through your broker, bank or nominee, you should contact such party regarding a statement of your interests in the Plan.

     All notices from the Administrator to you will be mailed to your last address of record with the Administrator. You must notify the Administrator of any change in name or address.

WITHDRAWAL

     20. HOW MAY I WITHDRAW FROM THE PLAN?

     You may terminate participation in the Plan by writing to the Administrator. You may request (1) that the Administrator send all dividends to you by check and continue to hold your shares in the Plan account (in such case you may continue to make optional cash investments), (2) that the Administrator discontinue any automatic withdrawals of funds and purchase of shares, (3) that a certificate be issued for all full shares held for your account and a check be issued for the proceeds from the sale of any fractional shares, or (4) that all full shares and any fractional share held for your account be sold and a check issued for the net proceeds, less any applicable brokerage fees and commissions, service/administrative charges and transfer tax. If such a request is received on or after the ex-dividend date but before the related dividend payment date, any cash dividend paid on that account will be reinvested for the account. The request will then be processed as soon as practicable after the dividend is reinvested and the additional shares are credited to your account.

     If you do not own at least one whole share registered in your name or held through the Plan, your participation in the Plan may be terminated. We may also terminate the Plan or your participation in the Plan after written notice in advance mailed to you at the address appearing on the Administrator's records. If your participation in the Plan has been terminated you will receive certificates for whole shares held in your account and a check for the cash value of any fractional share held in any Plan account so terminated.

TAXES

     21. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN?

     Reinvested Dividends. When your dividends are reinvested to acquire shares (including any fractional share), you will be treated as having received a distribution in the amount of the average of the high and low sales price of our Common Stock on the NYSE on the Investment Date (the "Tax FMV"), multiplied by the number of shares (including any fractional share) purchased, plus any brokerage fees we pay on your behalf. The amount treated as a distribution to you will be taxable as a dividend to the extent of our current and accumulated earnings and profits. To the extent that the distribution exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing your tax basis in your shares, and then as gain realized from the sale of your shares. Your tax basis in shares acquired with reinvested dividends will be equal to the Tax FMV of such shares.

     Initial Cash Investments and Optional Cash Investments. It is not entirely clear under current law how a purchase of shares under the Plan with an initial cash investment or an optional cash investment (whether or not pursuant to a Request for Waiver) should be treated for federal income tax purposes. The tax treatment of such a purchase of shares will differ depending on whether you are participating in the dividend reinvestment feature of the Plan. We currently intend to take the position for reporting purposes that, if you are not participating in the dividend reinvestment feature of the Plan, you will not be treated for federal income tax purposes as having received a distribution from us upon the purchase of shares with an initial cash investment or an optional cash investment. In that case, your tax basis in the shares purchased will equal the purchase price for such shares. Since a Request for Waiver only will be considered for investors who certify that they are not participating in the dividend reinvestment component of the Plan, the tax treatment of an initial or optional cash purchase pursuant to a Request for Waiver will be as described in this paragraph.

     On the other hand, we currently intend to take the position for tax reporting purposes that, if you participate in the dividend reinvestment feature of the Plan, you will be treated for federal income tax purposes as having received a distribution from us upon the purchase of shares with an initial cash investment or an optional cash investment in an amount equal to the excess, if any, of (i) the Tax FMV of the shares multiplied by the number of shares (including any fractional share) purchased, plus any brokerage fees we pay on your behalf, over (ii) the purchase price of such shares, taking into account any discount, and that any such distribution will be treated as a taxable dividend to you to the extent of our current and accumulated earnings and profits. Thus, for example, if you make a $97 optional cash investment to purchase shares having a Tax FMV of $100, you will be treated as having received a $3 distribution for federal income tax purposes. We currently intend to take the position for tax reporting purposes that, if you participate in the dividend reinvestment feature of the Plan, you will receive a tax basis in shares acquired with an initial cash investment or an optional cash investment equal to the greater of the Tax FMV or the purchase price of the shares.

     The holding period for shares (including a fractional share) acquired under the Plan generally will begin on the day after the Investment Date that the shares were acquired. The holding period of a whole share resulting from the acquisition of two or more fractional shares on different Investment Dates normally will be split between the holding periods of the fractional components comprising the whole share. In the case of participants (including foreign shareholders) whose dividends are subject to U.S. backup (or federal tax) withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

     Receipt of Share Certificates and Cash. You will not realize any income when you receive certificates for whole shares credited to your account under the Plan. Any cash received for a fractional share held in your account will be treated as an amount realized on the sale of the fractional share. You therefore will recognize gain or loss equal to any difference between the amount of cash received for a fractional share and your tax basis in the fractional share. Similarly, if the Plan sells your shares pursuant to your request upon termination of your participation in the Plan, you will recognize gain or loss equal to the difference between the amount you realize on the sale and your tax basis in the shares. Gain or loss recognized on a sale of shares (including a fractional share) from your account generally will be capital gain or loss if you hold your Plan shares as capital assets.

     The Plan is neither subject to the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. The above rules may not be applicable to certain participants, such as tax-exempt entities (e.g., pension funds and IRAs) and foreign shareholders, who should consult their own tax advisors concerning the tax consequences applicable to them.

     THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. SPECIFIC QUESTIONS SHOULD BE REFERRED TO YOUR TAX ADVISOR.

OTHER PROVISIONS

     22. WHAT HAPPENS IF I SELL OR TRANSFER SHARES OR ACQUIRE ADDITIONAL SHARES?

     If you have elected to have dividends automatically invested in the Plan and subsequently sell or transfer all or any part of the shares registered in your name, automatic investment will continue as long as shares are registered in your name or held for you by the Administrator or until termination of enrollment. Similarly, if you have elected the full or partial dividend reinvestment options under the Plan and subsequently acquire additional shares registered in your name, dividends paid on such shares will automatically be reinvested until termination of enrollment. If, however, you have elected the optional cash investments only option and subsequently acquire additional shares which are registered in your name, dividends paid on such shares will not be automatically reinvested under the Plan. See Question 7. You may, however, change your dividend reinvestment elections by providing a letter of instruction to the Administrator.

     23. HOW WILL MY SHARES BE VOTED?

     In connection with the exercise of shareholder voting rights, you will receive a proxy card representing any shares of Common Stock held by you or for your account under the Plan. All shares will be voted as designated by you on the proxy card. If you do not vote by proxy or in person and do not otherwise instruct the Plan to the contrary, the Plan may vote the full shares held by it for your account in accordance with the recommendations of our management.

     24. WHO PAYS THE EXPENSES OF THE PLAN?

     There are no brokerage commissions or service charges on newly issued shares of Common Stock purchased from us for your account. Brokerage fees on shares purchased on the open market or in a privately negotiated transaction for your account with dividends will be paid by us and, for tax purposes, these fees will be considered additional dividend income to you. See Question 21. You will pay a pro rata portion of brokerage fees on shares purchased on the open market or in a privately negotiated transaction for your account with optional cash investments or initial cash investments. All costs of administering the Plan will be paid by us except (i) costs associated with custodial services, (ii) brokerage commissions on open market purchases or privately negotiated purchases with optional cash investments or initial cash investments, (iii) brokerage commissions in connection with sales under the Plan, (iv) the costs and fees of any broker, bank or other nominee (other than the Administrator) which holds shares on your behalf and (v) taxes. When shares are sold for your account, the Plan will first deduct any applicable brokerage commissions, service charges (including applicable fees charged by the Administrator) and transfer and other taxes.

     25. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY OR THE ADMINISTRATOR UNDER THE PLAN?

     The Administrator has had no responsibility with respect to the preparation or contents of this Prospectus. Neither the Company nor the Administrator, in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate your account upon your death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased for your account and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after the purchase of shares.

     YOU SHOULD RECOGNIZE THAT WE CANNOT ASSURE A PROFIT OR PROTECT AGAINST A LOSS IN VALUE OF THE SHARES OF COMMON STOCK YOU PURCHASE UNDER THE PLAN.

     26. WHAT HAPPENS IN THE EVENT OF A SHARE DIVIDEND OR A SHARE SPLIT?

     Shares distributed as a result of a share dividend or a share split on your shares held under the Plan will be credited to your account. In the event we make available to holders of our Common Stock rights to purchase additional shares or other securities, to the extent permitted by the terms of such rights, the Plan will sell all rights received by it for participants and invest the resulting funds in shares of Common Stock with the next regular cash dividend. If you wish to exercise any rights relating to your shares, you will be able to do so only if you have requested that certificates for the shares purchased under the Plan be issued to you prior to the record date for the distribution of the rights. See Question 16.

     27. MAY SHARES IN YOUR ACCOUNT BE PLEDGED?

     No shares credited to your account may be pledged and any such purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the Plan.

     28. MAY I TRANSFER ALL OR A PART OF MY SHARES HELD IN THE PLAN TO ANOTHER PERSON?

     You may transfer ownership of all or part of your shares held in the Plan through gift, private sale or otherwise, by mailing to the Administrator at the address in Question 4 a properly executed stock assignment, along with a letter with specific instructions regarding the transfer and a Form W-9 (Certification of Taxpayer Identification Number) completed by the transferee. Requests for transfer of shares held in the Plan are subject to the same requirements as the transfer of Common Stock certificates, including the requirement of a medallion signature guarantee on the share assignment. The Administrator will provide you with the appropriate forms upon request. If any share certificates bearing a restrictive legend are contained in your Plan account, the Administrator will comply with the provisions of such restrictive legend before effecting a sale or transfer of such restricted shares.

     Shares so transferred will continue to be held by the Administrator under the Plan. An account will be opened in the name of the transferee, if he or she is not already a participant in the Plan, and such transferee will automatically be enrolled in the Plan. If the transferee is not already a registered shareholder or a participant in the Plan, the donor may make a reinvestment election for the transferee at the time of the gift. The transferee may change the reinvestment election after the gift has been made. See Question 7 above. The transferee will receive a statement showing the number of shares transferred to and held in the transferee's Plan account.

     29. MAY THE PLAN BE CHANGED OR TERMINATED?

     We reserve the right to interpret and regulate the Plan as we deem necessary or desirable in connection with our operations, subject to applicable laws and regulations, and any interpretation by us shall be final. We shall have plenary authority to interpret the Plan and approve forms that in our discretion we deem appropriate. We have other powers and operate under guidelines specified in the Plan.

                                USE OF PROCEEDS

     The proceeds to our company from the issuance of any shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

         DISTRIBUTION POLICY AND PRICE RANGE OF SHARES OF COMMON STOCK

     We currently pay regular quarterly distributions to the holders of shares of our Common Stock. Future distributions will be at the discretion of our Board of Directors and will depend on our actual cash available for distribution to shareholders, our financial condition, capital requirements, the distribution requirements under federal income tax provisions for qualification as a REIT and such other factors as our Board of Directors may deem relevant. Our Common Stock is listed on the NYSE under the symbol "RFS".

                      RESTRICTIONS ON OWNERSHIP OF SHARES

     In order for our company to qualify as a REIT for federal income tax purposes, no more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the law to include certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year, and the shares of our Common Stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because we expect to continue to qualify as a REIT, our charter contains provisions that prohibit direct or indirect ownership by any shareholder of more than 9.9% of our outstanding shares of Common Stock and any preferred stock and renders null and void certain transfers of shares which would result in the disqualification as a REIT. The provision also gives our Board of Directors the authority to take such actions as it deems advisable to enforce the provision. Such actions might include, but are not limited to, refusing to give effect to, or seeking to enjoin, a transfer which might jeopardize our status as a REIT. The provision also requires any shareholder to provide us such information regarding his direct or indirect ownership of shares of Common Stock as we may reasonably require. The provisions could prevent you from reinvesting dividends or prevent you from making an initial or optional cash investment.

                              PLAN OF DISTRIBUTION

     Except to the extent the Administrator purchases shares of Common Stock in open market transactions or privately negotiated purchases, the shares of Common Stock acquired under the Plan will be sold directly by our company under the Plan. In connection with the administration of the Plan, we may be requested to approve optional cash investments in excess of the allowable maximum amounts on behalf of participants pursuant to Requests for Waiver, including those engaged in the securities business. In deciding whether to approve such a request, we will consider relevant factors including, but not limited to (a) whether we are then selling newly issued shares of Common Stock under the Plan or whether shares are being acquired for the Plan through open market purchases or privately negotiated transactions, (b) our need for additional funds, (c) the attractiveness of obtaining such funds by the sale of shares of our Common Stock in comparison to other sources of funds, (d) the purchase price likely to apply to any sale of shares of our Common Stock, (e) the participant submitting the request, including the extent of the participant's previous participation and the nature of such participant, and (f) the aggregate amount, if any, of optional cash investments in excess of the allowable maximum amounts for which requests have been submitted by all participants. Persons who acquire shares through the Plan and resell them shortly after acquiring them, under certain circumstances, may be considered to be underwriters within the meaning of the Securities Act. Such shares, including shares acquired pursuant to approved Requests for Waiver, may be resold in market transactions (including coverage of short transactions on any national securities exchange on which the shares of Common Stock are traded) or in privately negotiated transactions. We will not extend to any such person any rights or privileges other than those to which such person would be entitled as a participant, nor will we enter into any agreement with any such person regarding such person's purchase of such shares or any resale or distribution thereof. We may, however, approve requests for optional cash investments by such persons in excess of maximum limitations. If such requests are submitted for any Investment Date for an aggregate amount in excess of the amount we are willing to accept, we may honor such requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

                                 LEGAL MATTERS

     The validity of the issuance of the Common Stock by our company has been passed upon by Hunton & Williams, Richmond, Virginia.

                                    EXPERTS

     We have incorporated by reference in this prospectus our audited financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 along with the PricewaterhouseCoopers LLP audit report on these financial statements. PricewaterhouseCoopers LLP, independent accountants, issued the report as experts in auditing and accounting.

                         WHERE YOU CAN GET INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended and file reports and other information with the Securities and Exchange Commission. Information as of a particular date concerning directors and officers, their remuneration, and any material interest of such persons in transactions with us is disclosed in proxy statements distributed to our shareholders and filed with the Commission. Such reports, proxy statements, and other information filed by us can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Our shares of Common Stock are listed on the NYSE. Reports, proxy statements, and any other information concerning our company can be inspected at the office of the NYSE at Room 401, 20 Broad Street, New York, New York 10005. In addition, we have filed certain of our reports, proxy statements and other information electronically with the Commission. The Commission maintains a Web site at (http://www.sec.gov) that contains such reports, proxy and information statements and other information electronically filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents and information we have previously filed with the Commission are incorporated in this Prospectus by reference.

          (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 which contains our audited financial statements for our latest fiscal year for which statements have been filed.

          (b) Our Forms 8-K filed as of January 16, 2001, January 31, 2001 and May 12, 1999 and our Form 8-K-A filed as of March 20, 2001.

          (c) Our definitive proxy statement dated March 22, 2001 in connection with our annual meeting of its shareholders held on May 3, 2001.

          (d) The description of our shares of Common Stock on Form 8-A dated August 1, 1996.

     All reports and other documents subsequently filed by us pursuant to
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     WE HEREBY UNDERTAKE TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN OR ORAL REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO DIRECTOR OF INVESTOR RELATIONS, RFS HOTEL INVESTORS, INC., 850 RIDGE LAKE BOULEVARD, SUITE 220, MEMPHIS, TENNESSEE 38120, TELEPHONE (901) 767-7005.

                                   APPENDIX I

       THRESHOLD PRICE AND
       WAIVER DISCOUNT, IF   REQUEST FOR WAIVER                      PRICING PERIOD
CYCLE  ANY, WILL BE SET BY:        DUE BY          RECORD DATE         START DATE       INVESTMENT DATE
-----  --------------------  ------------------    -----------       --------------     ---------------
A      April 2, 2001         April 2, 2001       N/A               April 5, 2001       April 24, 2001
A      April 24, 2001        April 24, 2001      May 7, 2001       April 27, 2001      May 15, 2001
A      June 5, 2001          June 5, 2001        N/A               June 8, 2001        June 26, 2001
A      July 10, 2001         July 10, 2001       N/A               July 13, 2001       July 31, 2001
B      July 25, 2001         July 25, 2001       August 6, 2001    July 30, 2001       August 15, 2001
       September 4, 2001     September 4, 2001   N/A               September 7, 2001   September 25, 2001
A      October 9, 2001       October 9, 2001     N/A               October 12, 2001    October 30, 2001
B      October 25, 2001      October 25, 2001    November 5, 2001  October 30, 2001    November 15, 2001
A      December 4, 2002      December 4, 2002    N/A               December 7, 2002    December 26, 2002
A      January 7, 2002       January 7, 2002     N/A               January 10, 2002    January 29, 2002
B      January 24, 2002      January 24, 2002    February 5, 2002  January 29, 2002    February 15, 2002
A      March 5, 2002         March 5, 2002       N/A               March 8, 2002       March 26, 2002
A      April 9, 2002         April 9, 2002       N/A               April 12, 2002      April 30, 2002
B      April 24, 2002        April 24, 2002      May 6, 2002       April 29, 2002      May 15, 2002
A      June 4, 2002          June 4, 2002        N/A               June 7, 2002        June 25, 2002
A      July 2, 2002          July 9, 2002        N/A               July 12, 2002       July 30, 2002
B      July 25, 2002         July 25, 2002       August 5, 2002    July 30, 2002       August 15, 2002
A      September 3, 2002     September 3, 2002   N/A               September 6, 2002   September 24, 2002
A      October 8, 2002       October 8, 2002     N/A               October 11, 2002    October 29, 2002
B      October 25, 2002      October 25, 2002    November 5, 2002  October 30, 2002    November 15, 2002
A      December 9, 2002      December 9, 2002    N/A               December 12, 2002   December 31, 2002
A      January 6, 2003       January 6, 2003     N/A               January 19, 2003    January 28, 2003
B      January 27, 2003      January 27, 2003    February 5, 2003  January 30, 2003    February 17, 2003
A      March 4, 2003         March 4, 2003       N/A               March 7, 2003       March 25, 2003
A      April 7, 2003         April 17, 2003      N/A               April 10, 2003      April 29, 2003
B      April 24, 2003        April 24, 2003      May 5, 2003       April 29, 2003      May 15, 2003
A      June 3, 2003          June 3, 2003        N/A               June 6, 2003        June 24, 2003
A      July 8, 2003          July 8, 2003        N/A               July 11, 2003       July 29, 2003
B      July 25, 2003         July 25, 2003       August 5, 2003    July 30, 2003       August 15, 2003
A      September 9, 2003     September 9, 2003   N/A               September 12, 2003  September 30, 2003
A      October 7, 2003       October 7, 2003     N/A               October 10, 2003    October 28, 2003
B      October 27, 2003      October 27, 2003    November 5, 2003  October 30, 2003    November 17, 2003
A      December 9, 2003      December 9, 2003    N/A               December 12, 2003   December 30, 2003

---------------

A.   Initial and optional cash investments only.
B.   Initial and optional cash investments and reinvestment of cash dividends.
C. The Threshold Price will be established at least three (3) Trading Days prior to the commencement of the Pricing Period. The Waiver Discount, if any, will also be established at least three (3) Trading Days prior to the commencement of the Pricing Period.

D. Requests for Waiver are due at least three (3) Trading Days prior to the commencement of the Pricing Period.
E. The actual Record Date for dividend months (those indicated by the "B" in the cycle column) will be established by the Board of Directors; the expected Record Dates are as set forth in the table. Non-dividend months are indicated by the letter "A" in the cycle column.
F. The Pricing Period will be the twelve consecutive Trading Days ending on the Trading Day immediately preceding the Investment Date. The Administrator must receive optional and initial cash investments made pursuant to approved Requests for Waiver at least one Trading Day before the commencement of the relevant Pricing Period. All other optional and initial cash investments must be received by the Administrator at least two Trading Days before the Investment Date. See Questions 8 and 12.
G. The Investment Date will be the dividend payment date during a month in which a cash dividend is paid and in any other month, the last Tuesday of such month; however, if either the dividend payment date or such last Tuesday falls on a date when the New York Stock Exchange is closed, the Investment Date will be the first day following on which the New York Stock Exchange is open.

                       U.S. EQUITY MARKETS CLOSED IN 2001

New Years Day...............................................     January 1
Martin Luther King Jr. Day..................................    January 15
Presidents Day..............................................   February 19
Good Friday.................................................      April 13
Memorial Day................................................        May 28
Independence Day............................................        July 4
Labor Day...................................................   September 3
Thanksgiving Day............................................   November 22
Christmas Day...............................................   December 25

                       U.S. EQUITY MARKETS CLOSED IN 2002

New Years Day...............................................     January 1
Martin Luther King Jr. Day..................................    January 21
Presidents Day..............................................   February 18
Good Friday.................................................      March 29
Memorial Day................................................        May 27
Independence Day............................................        July 4
Labor Day...................................................   September 2
Thanksgiving Day............................................   November 28
Christmas Day...............................................   December 25

                       U.S. EQUITY MARKETS CLOSED IN 2003

New Years Day...............................................     January 1
Martin Luther King Jr. Day..................................    January 20
Presidents Day..............................................   February 17
Good Friday.................................................      April 18
Memorial Day................................................        May 26
Independence Day............................................        July 4
Labor Day...................................................   September 1
Thanksgiving Day............................................   November 27
Christmas Day...............................................   December 25

             ------------------------------------------------------
             ------------------------------------------------------

  THE COMPANY HAS NOT AUTHORIZED ANYBODY TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF PLAN.......................
DESCRIPTION OF THE PLAN...............
  Purpose.............................
  Participation Options...............
  Advantages and Disadvantages........
  Administration......................
  Participation.......................
  Enrollment..........................
  Purchases...........................
  Certificates........................
  Sale of Shares......................
  Reports.............................
  Withdrawal..........................
  Taxes...............................
  Other Provisions....................
USE OF PROCEEDS.......................
DISTRIBUTION POLICY AND PRICE RANGE OF
  SHARES OF COMMON STOCK..............
RESTRICTIONS ON OWNERSHIP OF SHARES...
PLAN OF DISTRIBUTION..................
LEGAL MATTERS.........................
EXPERTS...............................
WHERE YOU CAN GET INFORMATION.........
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................
POWER OF ATTORNEY.....................
Appendix I............................

             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
                                1,000,000 SHARES
                           RFS HOTEL INVESTORS, INC.
                                  COMMON STOCK
                                ($.01 PAR VALUE)
                              --------------------
                                   PROSPECTUS
                              --------------------

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN
                                            , 2001
             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the offering are as follows:

Securities and Exchange Commission registration fee.........  $ 3,610
Accounting fees and expenses................................    2,500
Legal fees and expenses.....................................   15,000
Miscellaneous...............................................    9,000
                                                              -------
          Total.............................................  $30,110
                                                              =======

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our Charter generally limits the liability of our directors and officers to our company or its shareholders for money damages to the fullest extent permitted from time to time by the laws of Tennessee. The Charter also provides, generally, for the indemnification of our directors and officers, among others, against judgments, settlements, penalties, fines, and reasonable expense actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities except in connection with a proceeding by or in the right of the company in which the director was adjusted liable to the company or in connection with any other proceeding, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to our directors and officers pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

 3.2      --  Second Restated Charter of RFS Hotel Investors, Inc. (filed as Exhibit 3.1 to the Company's Report on Form 8-K dated
              March 6, 1995 and incorporated herein by reference)
 3.2(a)   --  Articles of Amendment to the Second Restated Charter of RFS
              Hotel Investors, Inc. (filed as Exhibit 3.1 to the Company's
              Report on Form 8-K dated March 14, 1996 and incorporated
              herein by reference)
 3.2(b)   --  Articles of Amendment to Second Restated Charter of RFS
              Hotel Investors, Inc. (previously filed as Exhibit 3.1 to
              the Company's Report on Form 8-K dated June 21, 1996 and
              incorporated herein by reference)
 3.2(c)   --  Articles of Amendment to Second Restated Charter of RFS
              Hotel Investors, Inc. (previously filed as Exhibit 3.1 to
              the Company's Report on Form 8-K dated January 16, 2001 and incorporated herein by reference)
 3.4      --  Bylaws of RFS Hotel Investors, Inc. (filed as Exhibit 4.2 to the Company's Registration Statement on Form S-3
              (Registration No. 333-3307) and incorporated by reference
              herein)
 4.1      --  Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Company Registration Statement on Form S-11
              (Registration No. 33-63696) and incorporated by reference
              herein)
 5.1*     --  Opinion of Hunton & Williams
 8.1*     --  Opinion of Hunton & Williams relating to tax matters
23.1*     --  Consent of PricewaterhouseCoopers LLP
23.3*     --  Consent of Hunton & Williams (included in Exhibit 5.1)
24.1      --  Power of Attorney (located on the signature pages of this
              Registration Statement)

---------------

* Filed herewith

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 4th day of April, 2001.

                                          RFS HOTEL INVESTORS, INC.

                                          By:     /s/ ROBERT M. SOLMSON
                                            ------------------------------------
                                                     Robert M. Solmson
                                                 Chairman of the Board and
                                                  Chief Executive Officer
                                               (Principal Executive Officer)

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Randall L. Churchey and Kevin M. Luebbers, and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 4th day of April, 2001 by the following persons in the capacities indicated.

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                /s/ ROBERT M. SOLMSON                  Chairman and Chief Executive Officer
-----------------------------------------------------
                  Robert M. Solmson

               /s/ RANDALL L. CHURCHEY                 President, Chief Operating Officer and
-----------------------------------------------------    Director
                 Randall L. Churchey

                /s/ KEVIN M. LUEBBERS                  Executive Vice President, Secretary and
-----------------------------------------------------    Treasurer (Principal Financial Officer and
                  Kevin M. Luebbers                      Principal Accounting Officer)

                /s/ BRUCE E. CAMPBELL                  Director
-----------------------------------------------------
                  Bruce E. Campbell

                /s/ H. LANCE FORSDICK                  Director
-----------------------------------------------------
                  H. Lance Forsdick

                 /s/ R. LEE JENKINS                    Director
-----------------------------------------------------
                   R. Lee Jenkins

                      SIGNATURE                                            TITLE
                      ---------                                            -----


               /s/ RICHARD REISS, JR.                  Title
-----------------------------------------------------
                 Richard Reiss, Jr.

               /s/ MICHAEL S. STARNES                  Director
-----------------------------------------------------
                 Michael S. Starnes

               /s/ JOHN W. STOKES, JR.                 Director
-----------------------------------------------------
                 John W. Stokes, Jr.